EXHIBIT 99.1

J.JILL, INC. ANNOUNCES THIRD QUARTER FY22 RESULTS

Delivers Solid Gross Margin of 69.9%, an increase of 100bps over Q3 FY21

Q3 FY22 Income from Operations, In-line with Q3 FY21

Provides Q4 and FY22 Outlook

Quincy, MA – December 6, 2022 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the third quarter ended October 29, 2022.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “We delivered better than expected third quarter earnings performance supported by our disciplined approach to flowing newness, full price selling, and inventory and expense management. These results reflect our ability to navigate within a challenging consumer environment as well as the increased planned strategic investments to support our growth strategies, including the August launch of our inclusive sizing initiative and Welcome Everybody campaign. We look forward to expanding on this progress and becoming more relevant for our core customer while also welcoming new customers.”

Ms. Spofford, continued, “As we look ahead to the end of the fiscal year, we continue to take a cautious approach to our outlook. That said, we remain focused on executing against our operating model which has delivered strong financial results year to date.”

For the third quarter ended October 29, 2022:

•
Total net sales for the thirteen weeks ended October 29, 2022 were down 1.0% to $150.2 million compared to $151.7 million for the thirteen weeks ended October 30, 2021.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 1.2% for the third quarter of fiscal 2022.
•
Direct to consumer net sales were up 0.4% compared to the third quarter of fiscal 2021 and represented 45.5% of sales.
•
Gross profit was $105.0 million compared to $104.5 million in the third quarter of fiscal 2021. Gross margin was 69.9% compared to 68.9% in the third quarter of fiscal 2021. The 100 basis points increase was driven by moderating freight costs as well as strategic price increases which offset product cost inflation.
•
SG&A was $84.9 million compared to $85.5 million in the third quarter of fiscal 2021. In comparing the third quarter of fiscal 2022 to fiscal 2021, the third quarter of fiscal 2021 had a one time $0.2 million benefit.
Excluding the non-recurring and other one-time costs from both periods, SG&A as a percentage of total net sales was 56.5% compared to 56.5% in the third quarter of fiscal 2021.
•
Income from Operations was $18.9 million compared to $19.0 million in the third quarter of fiscal 2021. Adjusted Income from Operations*, which excludes non-recurring items and impairment charges was $20.2 million compared to $18.8 million in the third quarter of fiscal 2021. For the thirteen weeks ended October 29, 2022, the Company incurred $1.3 million of impairment charges primarily related to right-of-use assets and leasehold improvements.
•
Interest expense was $5.4 million compared to $5.2 million in the third quarter of fiscal 2021.
•
During the third quarter of fiscal 2022, the Company recorded an income tax provision of $4.5 million compared to $2.6 million in the third quarter of fiscal 2021 and the effective tax rate was 33.5% compared to 18.8% in the third quarter of fiscal 2021.
•
Net Income was $8.9 million compared to $11.2 million in the third quarter of fiscal 2021.

•
Net Income per Diluted Share was $0.62 compared to $0.79 in the third quarter of fiscal 2021 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the third quarter of fiscal 2022 was $0.77 compared to $0.65 in the third quarter of fiscal 2021.
•
Adjusted EBITDA* for the third quarter of fiscal 2022 was $27.5 million compared to $27.0 million in the third quarter of fiscal 2021. Adjusted EBITDA margin* for the third quarter of fiscal 2022 was 18.3% compared to 17.8% in the third quarter of fiscal 2021.
•
The Company did not close or open any stores in the third quarter of fiscal 2022 and ended the quarter with 247 stores.

For the thirty-nine weeks ended October 29, 2022:

•
Total net sales were up 6.3% to $467.6 million compared to $440.1 million for the thirty-nine weeks ended October 30, 2021.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 6.8% for the thirty-nine weeks ended October 29, 2022.
•
Direct to consumer net sales were down 0.7% over 2021 and represented 45.9% of total net sales, compared to 49.1% in the thirty-nine weeks ended October 30, 2021.
•
Gross profit was $327.0 million compared to $301.7 million in the thirty-nine weeks ended October 30, 2021. Gross margin was 69.9% compared to 68.6% in the thirty-nine weeks ended October 30, 2021. The year over year gross margin increase was driven by an improved mix of strong full price selling and lower promotional discounts.
•
SG&A was $254.6 million compared to $250.5 million for the thirty-nine weeks ended October 30, 2021. In comparing the thirty-nine weeks ended October 29, 2022 to the thirty-nine weeks ended October 30, 2021, SG&A benefited from $0.8M of non-recurring and other one-time expenses. Excluding the non-recurring and other one-time costs from both periods, SG&A as a percentage of total net sales was 54.5% compared to 56.8% in the thirty-nine weeks ended October 30, 2021.
•
Income from Operations was $70.9 million compared to $51.2 million in the thirty-nine weeks ended October 30, 2021. Adjusted Income from Operations*, which excludes non-recurring items, adjustments for costs to exit retail stores and impairment charges, was $72.1 million compared to Adjusted Income from Operations* of $51.7 million in the thirty-nine weeks ended October 30, 2021. For the thirty-nine weeks ended October 29, 2022, the Company incurred $1.4 million of impairment charges primarily related to right-of-use assets and leasehold improvements.
•
Interest expense was $14.4 million compared to $14.7 million in the thirty-nine weeks ended October 30, 2021.
•
During the thirty-nine weeks ended October 29, 2022, the Company recorded an income tax provision of $15.4 million compared to $8.4 million in the thirty-nine weeks ended October 30, 2021, and the effective tax rate was 27.3% compared to (36.1)% in the thirty-nine weeks ended October 30, 2021.
•
Net Income was $41.1 million compared to a Net Loss of $31.7 million which included $59.8 million related to the fair value adjustment of the warrants and the Priming Loan embedded derivative for the thirty-nine weeks ended October 30, 2021.
•
Net Income per Diluted Share was $2.89 compared to a Net Loss of $2.65 in the thirty-nine weeks ended October 30, 2021 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the thirty-nine weeks ended October 29, 2022 was $3.02 compared to $1.84 in the thirty-nine weeks ended October 30, 2021.
•
Adjusted EBITDA* for the thirty-nine weeks ended October 29, 2022 was $94.4 million compared to $76.6 million in the thirty-nine weeks ended October 30, 2021.

•
The Company closed 6 stores in the thirty-nine weeks ended October 29, 2022 and ended the period with 247 stores.

Balance Sheet Highlights

•
Cash flow from operations for the thirty-nine weeks ended October 29, 2022 was $66.7 million compared to $53.4 million in the thirty-nine weeks ended October 30, 2021. The Company ended the third quarter of fiscal 2022 with a cash balance of $90.1 million.
•
Inventory at the end of the third quarter of fiscal 2022 was $60.1 million compared to $56.9 million at the end of the third quarter of fiscal 2021. The 5.7% increase is driven by the timing of Holiday floorset receipts, which were shipped and received earlier than last year.
•
The company continues to explore options to refinance its existing term loan credit facility.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

For the fourth quarter of fiscal 2022, the Company expects revenues to be flat to down 3% compared to the fourth quarter of fiscal 2021, and for Adjusted EBITDA to be in the range of $9.0 million and $11.0 million.

For fiscal 2022, the Company expects revenues to grow between 4.0% and 5.0% compared to fiscal 2021, and for Adjusted EBITDA to be in the range of $103 million and $105 million.

For fiscal 2022, the Company now expects total capital expenditures of about $13.0 million. The Company expects to close net 4 stores in the fourth quarter of fiscal 2022, including the opening of 1 new store late in the fourth quarter, ending the year with 243 stores.

Conference Call Information

A conference call to discuss third quarter 2022 results is scheduled for today, December 6, 2022, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 330-3391 or (646) 960-0845 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 2289963 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (647) 362-9199. The pin number to access the telephone replay is 2289963. The telephone replay will be available until Tuesday, December 13, 2022.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through 247 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.
•
Adjusted Income (Loss) from Operations, which represents operating income (loss) plus impairments of goodwill, intangible assets and other long-lived assets and other non-recurring expense and one-time items. We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income (Loss), which represents net income (loss) plus impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, Net Income (Loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to Net Income (Loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted Net Income (Loss) as well as Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets; the impact of the COVID-19 epidemic on the Company and the economy as a whole; post-pandemic changes in customer behavior and the timeline of economic recovery; and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	October 29, 2022	October 30, 2021
Net sales	$150,204	$151,731
Costs of goods sold	45,181	47,196
Gross profit	105,023	104,535
Selling, general and administrative expenses	84,873	85,531
Impairment of long-lived assets	1,300	—
Operating income	18,850	19,004
Interest expense	4,348	4,567
Interest expense, net - related party	1,092	607
Income before provision for income taxes	13,410	13,830
Income tax provision	4,491	2,592
Net income and total comprehensive income	$8,919	$11,238
Net income per common share attributable to common shareholders
Basic	$0.64	$0.81
Diluted	$0.62	$0.79
Weighted average number of common shares outstanding
Basic	13,962,467	13,798,130
Diluted	14,297,925	14,174,218

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirty-Nine Weeks Ended
	October 29, 2022	October 30, 2021
Net sales	$467,616	$440,053
Costs of goods sold	140,656	138,339
Gross profit	326,960	301,714
Selling, general and administrative expenses	254,624	250,516
Impairment of long-lived assets	1,408	—
Operating income	70,928	51,198
Fair value adjustment of derivative	—	2,775
Fair value adjustment of warrants - related party (a)	—	56,984
Interest expense, net	11,553	13,130
Interest expense, net - related party	2,823	1,597
Income (loss) before provision for income taxes	56,552	(23,288)
Income tax provision	15,413	8,430
Net income (loss) and total comprehensive income (loss)	$41,139	$(31,718)
Net Income (loss) per common share attributable to common shareholders:
Basic	$2.95	$(2.65)
Diluted	$2.89	$(2.65)
Weighted average number of common shares outstanding:
Basic	13,922,460	11,971,405
Diluted	14,240,486	11,971,405

(a)
The fair value adjustment of warrants due to the increase in J.Jill’s stock price from January 30, 2021 to May 31,2021.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	October 29, 2022	January 29, 2022
Assets
Current assets:
Cash and cash equivalents	$90,080	$35,957
Accounts receivable, net	7,979	5,811
Inventories, net	60,129	56,024
Prepaid expenses and other current assets	26,490	25,456
Total current assets	184,678	123,248
Property and equipment, net	49,030	57,329
Intangible assets, net	75,069	80,711
Goodwill	59,697	59,697
Operating lease assets, net	120,848	130,744
Other assets	78	120
Total assets	$489,400	$451,849
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$47,843	$49,924
Accrued expenses and other current liabilities	63,724	48,853
Current portion of long-term debt	2,739	7,692
Current portion of operating lease liabilities	34,517	32,276
Total current liabilities	148,823	138,745
Long-term debt, net of discount and current portion	196,446	196,511
Long-term debt, net of discount and current portion - related party	8,428	5,605
Deferred income taxes	10,233	10,704
Operating lease liabilities, net of current portion	126,205	143,207
Other liabilities	1,257	1,731
Total liabilities	491,392	496,503
Commitments and contingencies
Shareholders’ Deficit
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 10,151,938 and 10,001,422 shares issued and outstanding at October 29, 2022 and January 29, 2022, respectively	102	100
Additional paid-in capital	211,268	209,747
Accumulated deficit	(213,362)	(254,501)
Total shareholders’ deficit	(1,992)	(44,654)
Total liabilities and shareholders’ deficit	$489,400	$451,849

J.Jill, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	October 29, 2022	October 30, 2021
Net income	$8,919	$11,238
Interest expense, net	4,348	4,567
Interest expense, net - related party	1,092	607
Income tax provision	4,491	2,592
Depreciation and amortization	6,406	7,227
Equity-based compensation expense (b)	897	789
Write-off of property and equipment (c)	68	171
Adjustment for costs to exit retail stores (d)	—	(471)
Impairment of long-lived assets (e)	1,300	—
Other non-recurring items (f)	2	240
Adjusted EBITDA	$27,523	$26,960
Net sales	$150,204	$151,731
Adjusted EBITDA margin	18.3%	17.8%

	For the Thirty-Nine Weeks Ended
	October 29, 2022	October 30, 2021

Net income (loss)	$41,139	$(31,718)
Fair value adjustment of derivative	—	2,775
Fair value adjustment of warrants - related party (a)	—	56,984
Interest expense, net	11,553	13,130
Interest expense, net - related party	2,823	1,597
Income tax provision	15,413	8,430
Depreciation and amortization	19,450	22,098
Equity-based compensation expense (b)	2,615	1,881
Write-off of property and equipment (c)	231	887
Adjustment for costs to exit retail stores (d)	(246)	(1,181)
Impairment of long lived assets (e)	1,408	—
Other non-recurring items (f)	6	1,708
Adjusted EBITDA	$94,392	$76,591
Net sales	$467,616	$440,053
Adjusted EBITDA margin	20.2%	17.4%

(a)
The fair value adjustment of warrants due to the increase in J.Jill’s stock price through May 31, 2021.
(b)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(c)
Represents the net gain or loss on the disposal of fixed assets.
(d)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related primarily to right-of-use assets and leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	October 29, 2022	October 30, 2021

Operating income	$18,850	$19,004
Adjustment for costs to exit retail stores (a)	—	(471)
Impairment of long-lived assets (b)	1,300	—
Other non-recurring items (c)	2	240
Adjusted income from operations	$20,152	$18,773

	For the Thirty-Nine Weeks Ended
	October 29, 2022	October 30, 2021

Operating income	$70,928	$51,198
Adjustment for costs to exit retail stores (a)	(246)	(1,181)
Impairment of long-lived assets (b)	1,408	—
Other non-recurring items (c)	6	1,708
Adjusted income from operations	$72,096	$51,725

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related primarily to right-of-use assets and leasehold improvements.
(c)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	October 29, 2022	October 30, 2021
Net income and total comprehensive income	$8,919	$11,238
Add: Income tax provision	4,491	2,592
Income before provision for income tax	13,410	13,830
Add: Adjustment for costs to exit retail stores (b)	—	(471)
Add: Impairment of long-lived assets (c)	1,300	—
Add: Other non-recurring items (d)	2	240
Adjusted income before income tax provision	14,712	13,599
Less: Adjusted tax provision (e)	3,737	4,379
Adjusted net income	$10,975	$9,220

Adjusted net income per share attributable to common shareholders
Basic	$0.79	$0.67
Diluted	$0.77	$0.65
Weighted average number of common shares
Basic	13,962,467	13,798,130
Diluted	14,297,925	14,174,218

	For the Thirty-Nine Weeks Ended
	October 29, 2022	October 30, 2021
Net income (loss) and total comprehensive income (loss)	$41,139	$(31,718)
Add: Income tax provision	15,413	8,430
Income (loss) before provision for income tax	56,552	(23,288)
Add: Fair value adjustment of derivative	—	2,775
Add: Fair value adjustment of warrants - related party (a)	—	56,984
Add: Adjustment for costs to exit retail stores (b)	(246)	(1,181)
Add: Impairment of long-lived assets (c)	1,408	—
Add: Other non-recurring items (d)	6	1,708
Adjusted income before income tax provision	57,720	36,998
Less: Adjusted tax provision(e)	14,661	11,913
Adjusted net income	$43,059	$25,085

Adjusted net income per share attributable to common shareholders
Basic	$3.09	$2.10
Diluted	$3.02	$1.84
Weighted average number of common shares
Basic	13,922,460	11,971,405
Diluted	14,240,486	13,657,543
(a)
The fair value adjustment of warrants due to the increase in J.Jill’s stock price through May 31, 2021.
(b)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(c)
Represents impairment of long-lived assets related primarily to right-of-use assets and leasehold improvements.
(d)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(e)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 25.4% for the third quarter of fiscal 2022 and 32.2% for the third quarter of fiscal 2021 to the adjusted income before income tax provision.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241

Brand Media:

Meredith Schwenk

J.Jill, Inc.

media@jjill.com

617-376-4399